EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-114475 of Epicor Software Corporation on Form S-4 of our report dated February 18, 2004, appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of Epicor Software Corporation for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Costa Mesa, California

May 10, 2004